As filed with the Securities and Exchange Commission on December 27, 2019

Registration No. 333-232954

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

O-I GLASS, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-2781933
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Michael Owens Way
Perrysburg, Ohio 43551-2999

(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED 1997 EQUITY PARTICIPATION PLAN OF OWENS-ILLINOIS, INC.

SECOND AMENDED AND RESTATED OWENS-ILLINOIS, INC.  2005 INCENTIVE AWARD PLAN

OWENS-ILLINOIS, INC. AMENDED AND RESTATED 2017 INCENTIVE AWARD PLAN

SEVENTH AMENDED AND RESTATED OWENS-ILLINOIS, INC. LONG-TERM SAVINGS PLAN

EIGHTH AMENDED AND RESTATED OWENS-ILLINOIS, INC. STOCK PURCHASE AND SAVINGS PROGRAM

(Full title of the plan)

MaryBeth Wilkinson	Copy to:
Senior Vice President, General	Julia A. Thompson
Counsel and Corporate Secretary	Latham & Watkins LLP
Owens-Illinois, Inc.	555 11th Street, NW
One Michael Owens Way	Suite 1000
Perrysburg, Ohio 43551-2999	Washington, DC 20004
(567) 336-5000	(202) 637-2200

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

O-I Glass, Inc., a Delaware corporation (the “Company” or the “Registrant”), files this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-232954) (the “Registration Statement”) as the successor issuer to Owens-Illinois, Inc., a Delaware corporation (“O-I”) in connection with the reorganization of O-I into a new holding company structure (the “Corporate Modernization”).

The Corporate Modernization was completed on December 27, 2019 and was effected through a merger pursuant to the Agreement and Plan of Merger, dated as of December 26, 2019, by and among the Registrant, O-I and Paddock Enterprises, LLC (“Paddock”). As a result of the Corporate Modernization, O-I merged with and into Paddock, with Paddock continuing as the surviving entity and as a direct wholly owned subsidiary of the Company (the “Merger”).  Upon the effectiveness of the Merger, each issued and outstanding share of common stock of O-I, par value $0.01 per share, held immediately prior to the Merger automatically converted into a right to receive an equivalent corresponding share of common stock of the Company, par value $0.01 per share, having the same designations, rights, powers and preferences and the qualifications, limitations, and restrictions as the corresponding share of common stock of O-I being converted.

Following the Corporate Modernization, the Company is the successor issuer to O-I pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As the successor issuer, the shares of the Company’s common stock are deemed to be registered under Section 12(b) of the Exchange Act and trades on the New York Stock Exchange under the symbol “OI.”

In connection with the Corporate Modernization, on December 26, 2019, O-I Glass and Paddock entered into an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”), pursuant to which the Company assumed (including sponsorship of) (i) the Owens-Illinois, Inc. Amended and Restated 2017 Incentive Award Plan (the “2017 Plan”) and (ii) the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc., the Second Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan, the Seventh Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan and the Eighth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program (the “Additional Plans”).

In accordance with paragraph (d) of Rule 414 under the Securities Act, the Company, as the successor issuer to O-I, hereby expressly adopts the Registration Statement as its own registration statement (except as specifically amended by this Post-Effective Amendment No. 1) for all purposes of the Securities Act and the Exchange Act, and all securities registered under this registration statement will be securities of the Company rather than of O-I. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462 under the Securities Act. O-I paid all registration fees at the time of filing of the Registration Statement.

This Post-Effective Amendment No. 1 adds to the Registration Statement the Additional Plans. No additional securities are being registered hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document or documents containing the information specified in Part I are not required to be filed with the Commission as part of this Form S-8 Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference.

We have filed the following documents with the Securities and Exchange Commission which are hereby incorporated by reference in this Registration Statement:

1.              O-I’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on February 14, 2019, including portions of the Definitive Proxy Statement on Schedule 14A specifically incorporated by reference into the Form 10-K, filed with the Securities and Exchange Commission on April 2, 2019;

2.              O-I’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed on May 2, 2019, August 1, 2019 and October 29, 2019, respectively;

3.              Each of O-I’s Current Reports on Form 8-K filed on April 4, 2019, May 17, 2019, June 26, 2019, July 3, 2019, November 12, 2019 (two filings), December 4, 2019 and  December 16, 2019, and O-I’s Current Report on Form 8-K filed on December 19, 2019 under film number 191296421;

4.              The Company’s Current Report on Form 8-K filed on December 27, 2019; and

5.              The description of the Company’s Common Stock contained in O-I’s Registration Statement on Form 8-A filed on December 3, 1991, as amended.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents, except as to any portion of any document, including portions of a Current Report furnished under Items 2.02 or 7.01 of Form 8-K, that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement.

Item 6.            Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any proceedings, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.  Article IV, Section 16 of the Company’s Amended and Restated By-laws provides for indemnification of our officers and directors to the full extent permitted by the General Corporation Law of the State of Delaware, and we maintain insurance covering certain liabilities of our directors and officers and the directors and officers of our subsidiaries.

Item 8.                Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated December 26, 2019, by and among Owens-Illinois, Inc., O-I Glass, Inc. and Paddock Enterprises, LLC (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on December 27, 2019).

3.1	Amended and Restated Certificate of Incorporation of O-I Glass, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on December 27, 2019).

3.2	Amended and Restated By-Laws of O-I Glass, Inc. (incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K filed on December 27, 2019).

5.1	Opinion of Latham & Watkins LLP.

10.1

Assignment and Assumption Agreement, dated December 26, 2019, by and among Paddock Enterprises, LLC and O-I Glass, Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on December 27, 2019).

10.2

Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc. (filed as Exhibit 10.1 to Owens-Illinois, Inc.’s Form 10-Q for the quarter ended June 30, 1999, File No. 1-9576, and incorporated herein by reference.

10.3

First Amendment to Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc. (filed as Exhibit 10.1 to Owens-Illinois, Inc.’s Form 10-Q for the quarter ended June 30, 2002, File No. 1-9576, and incorporated herein by reference).

10.4

Second Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan (filed as Appendix B to Owens-Illinois, Inc.’s Definitive Proxy Statement on Schedule 14A filed March 31, 2014, File No. 1-9576, and incorporated herein by reference).

10.5	Owens-Illinois, Inc. Amended and Restated 2017 Incentive Award Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 2, 2019).

10.6	Seventh Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan.

10.7	First Amendment to Seventh Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan

10.8	Second Amendment to Seventh Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan

10.9	Eighth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program.

10.10	First Amendment to Eighth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program

10.11	Second Amendment to Eighth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program

10.12	Third Amendment to Eighth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

Item 9.           Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Perrysburg, state of Ohio, on the 27th day of December, 2019.

O-I GLASS, INC.

BY	/s/ MaryBeth Wilkinson
MaryBeth Wilkinson
Senior Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Andres A. Lopez	President and Chief Executive Officer and Director (Principal Executive Officer)	December 27, 2019

*
John A. Haudrich	Senior Vice President and Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	December 27, 2019

*	Director	December 27, 2019
Gordon J. Hardie

*	Director	December 27, 2019
Peter S. Hellman

*	Director	December 27, 2019
John Humphrey

*	Director	December 27, 2019
Anastasia D. Kelly

*	Director	December 27, 2019
Alan J. Murray

*	Director	December 27, 2019
Hari N. Nair

*	Director	December 27, 2019
Hugh H. Roberts

*	Director	December 27, 2019
Joseph D. Rupp

*	Director	December 27, 2019
John H. Walker

*	Director	December 27, 2019
Carol A. Williams

*	Director	December 27, 2019
Dennis K. Williams

* By:	/s/ MaryBeth Wilkinson
Name:	MaryBeth Wilkinson